Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 30, 2016, between Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), and Network Medical Management, Inc., a California corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and if applicable, Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
AUTHORIZATION AND DEFINITIONS

1.1           Authorization and Sale. The Company has authorized the sale and issuance of up to 555,555 shares of its Series B Preferred Stock, having the rights, preferences, privileges and restrictions as set forth in the Company’s Amended and Restated Certificate of Designation (the “Certificate of Designation”), attached hereto as Exhibit A. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Company will issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 555,555 investment units (each, a “Unit” and collectively, the “Units”) of the Company (the “Securities”) in which each Unit of Securities comprises (i) one share of Series B Preferred Stock of the Company (each, a “Series B Share” and, collectively, the “Series B Shares”) and (ii) a warrant, in substantially the form attached hereto as Exhibit B, the terms of which are incorporated herein by this reference, to purchase one (1) share of Common Stock at an exercise price of $10.00 per share (each a “Warrant,” and collectively, the “Warrants”) on the terms and conditions stated therein. The purchase price per Unit of Securities is $9.00 and the aggregate purchase price for the Securities purchased under this Agreement is $4,999,995.

1.2           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.2:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

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“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time equity securities, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any incentive or stock or option plan duly adopted for such purpose, by the Board of Directors or a committee of the Board of Directors established for such purpose and the Company’s stockholders within one year of the plan’s adoption by the Board of Directors, (b) securities upon the exercise or exchange of or conversion of any Shares issued hereunder and/or any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) shares of Common Stock or Common Stock Equivalents to employees or consultants approved by the Board of Directors or a committee of the Board of Directors and (d) securities issued primarily for noncash consideration pursuant to acquisitions or strategic transactions, approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and which strategic transactions shall include but not be limited to transactions with physicians, or any Affiliates of such Person.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(e).

“Liens” means any liens, charges, pledges, or security interests.

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“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“National Trading Market” means the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE MKT or the New York Stock Exchange (or any successors to any of the foregoing).

“NNA” shall have the meaning ascribed to such term in Section 3.2(g).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the OTC marketplace maintained by the OTC Markets Group Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(e).

“Securities” shall have the meaning ascribed to such term in Section 1.1.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Share” and “Series B Shares” shall have the meaning ascribed to such term in Section 1.1.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for Securities purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTC Pink, OTCQB or OTCQX (or any successors to any of the foregoing).

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“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means OTC Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 6364 South Highland Drive, Suite 201, Salt Lake City, UT 84121, and any successor transfer agent of the Company.

“Warrant” and “Warrants” shall have the meaning ascribed to such term in Section 1.1.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. On the Closing Date, subject to the terms and conditions set forth herein, the Company shall sell, and the Purchaser shall purchase, Securities comprising 555,555 Series B Shares and Warrants to purchase 555,555 shares of Common Stock for an aggregate purchase price of $4,999,995, or $9.00 per Unit of Securities. The Purchaser shall deliver to the Company immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser. The Company shall deliver to the Purchaser, its Securities, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location, including virtually, as the parties shall mutually agree.

2.2          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a secretary’s certificate from the Company certifying resolutions of the Company’s board of directors authorizing this Agreement and the transactions contemplated herein;

(iii)        a copy of the instructions to the Transfer Agent instructing the Transfer Agent to deliver a certificate or certificates for an aggregate 555,555 Series B Shares, registered in the name of the Purchaser; and

(iv)        Warrants to purchase 555,555 shares of Common Stock.

(b)          On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)          this Agreement duly executed by the Purchaser; and

(ii)         the Purchaser’s cash Subscription Amount;

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2.3          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        there shall have been prior to the Closing no Material Adverse Effect with respect to the Company since the date hereof; and

(v)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Trading Market.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in any schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

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(a)          Organization and Qualification. The Company and each of its subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (“Material Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Material Subsidiary is in material violation or material default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Material Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Material Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(c)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Material Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) constitute a material default (or an event that with notice or lapse of time or both would become such a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Material Subsidiary, any material agreement filed by the Company with its SEC Reports (as defined below), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Material Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of the Company or a Material Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Company’s SEC Reports and other than any violation or breach that would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company is not in violation or breach of any provision of any other agreement, indebtedness, mortgage, indenture, or contract applicable to Company.

(d)          Issuance of the Securities. The Series B Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and under applicable securities laws. The Common Stock issuable upon conversion of the Series B Shares and exercise of the Warrants has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s certificate of incorporation, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and under applicable securities laws. Based in part on the accuracy of the representations and warranties of the Purchaser in the Agreement, the Securities and the shares of Common Stock issuable upon conversion of the Series B Shares and exercise of the Warrants will be issued in compliance with all applicable Federal and state securities laws.

(e)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries and affiliates as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(f)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to an Exempt Issuance.

(g)          Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The Purchaser was not identified or contacted through the marketing of the public offering in connection with the Company’s S-1 registration statement (or any amendment thereto) filed with the Commission.

(h)          No Disqualification Events.  With respect to the Securities to be offered and sold hereunder, if in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(i)          Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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(j)          Brokers and Finders Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(k)        Litigation. Except as disclosed in the Company’s SEC Reports, there are no actions, investigations, suits or proceedings pending or, to the knowledge of Company, threatened, at law, in equity or in arbitration, before any court, other governmental authority, arbitrator or other Person, (i) against or affecting the Company or any of its respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby.

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)          Own Account. The Purchaser understands that the Securities are “restricted securities”, and have not been, are not being, and the Purchaser expects will not be, registered under the Securities Act or any applicable state securities law. The Purchaser further understands that any sale of the Securities made in reliance on Rule 144 will be subject to the requirements of Rule 144(i) because the Company was previously an issuer described in paragraph (i)(1)(i) of Rule 144. The Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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(c)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 under the Securities Act and as described on Schedule 1 hereto.

(d)          Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser became interested in the Company and purchasing the Securities and this offering through means other than the Company’s S-1 registration statement (or any amendment thereto) filed with the Commission. The Purchaser was not solicited by the Company’s S-1 registration statement (or any amendment thereto) filed with the Commission. The Purchaser was not identified or contacted through the marketing of the public offering in connection with such S-1 registration statement and did not independently contact the Company as a result of any solicitation in connection with such S-1 registration statement.

(f)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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(g)          Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and any Disclosure Schedules and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its subsidiaries and consolidated affiliates and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser had the opportunity to seek such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities. The Purchaser understands that NNA of Nevada, Inc., a Nevada corporation (“NNA”), has a right to subscribe for a pro rata share of any Securities sold in this offering for the same price and on the same terms as contained herein, unless such right has been waived by NNA.

(h)          No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents.

(b)          The Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any certificates or statements evidencing the Securities in the following form (or a substantially similar form):

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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(c)          The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2          Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general working capital purposes, which may include acquisitions.

4.3          Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and any Disclosure Schedules.

4.4          Securities Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption, or qualify the Securities, for sale to the Purchaser at the Closing under applicable securities or “blue sky” laws of the states of the United States.

4.5          Purchaser Consent for Certain Transactions.

(a)          Without the prior written consent of the Purchaser, the Company shall not acquire all or substantially all of the assets or purchase a majority of the equity securities, or authorize, approve, agree or commit to do any of the foregoing (each, a “Transaction”) of a business or other enterprise (the “Target”) that has not reported in its financial statements any of the following on a trailing twelve-month basis:

(i)          net income

(ii)         positive EBITDA; or

(iii)        positive free cash flow.

For purposes of this Agreement, the terms “net income”, “EBITDA” and “free cash flow” shall each have the meanings ascribed to them in accordance with GAAP.

(b)          Notwithstanding anything contained herein to the contrary, this Section 4.5 shall not apply to any Transaction in respect of which:

(i)          the amount of cash paid by the Company to the Target and/or the securityholders of the Target does not exceed $500,000 in the aggregate; or

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(ii)         the Company has reported in its then most recently filed SEC Reports at least two consecutive quarters of at least one of the following: positive net income, positive EBITDA or positive free cash flow.

(c)          Notwithstanding any contained herein to the contrary, this Section 4.5 shall be of no further force and effect on the earliest to occur of the following:

(i)          the Purchaser holds beneficially fewer than 833,055 shares in the aggregate of the Company’s Series A preferred stock, Series B preferred stock and/or Common Stock;

(i)          the Company consummates one or more offerings of its equity securities, or securities convertible into or exercisable for, any class of its equity securities (in all cases, not including the transactions contemplated by this Agreement or that certain Securities Purchase Agreement dated October 14, 2015 (the “2015 Agreement”) between the Company and the Purchaser), resulting in gross proceeds of at least $5,000,000;

(ii)         the Purchaser notifies the Company in writing that the Purchaser has elected to redeem the Redeemed Securities (as that term is defined in Section 5.6 of the 2015 Agreement); or

(iii)        the first anniversary of the date of this Agreement.

ARTICLE V. INDEMNIFICATION

5.1          Indemnification.

(a)          Company shall indemnify and hold harmless Purchaser, its Affiliates, and their respective directors and officers, and each Person, if any, who controls Purchaser or any of its Affiliates (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ and accountants’ fees, disbursements and expenses, as incurred) (collectively, “Losses”) incurred by such Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of Company contained in this Agreement.

(b)          Purchaser shall indemnify and hold harmless Company, its directors and officers, and each Person, if any, who controls Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all Losses incurred by such Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

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5.2        Method of Asserting Indemnification for Third Party Claims. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this ARTICLE V except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties selected by such parties (which selection shall be reasonably satisfactory to the indemnifying party), in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this ARTICLE V. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

5.3        Method of Asserting Indemnification for Other Claims. In the event any indemnified party should have a claim under Section 5.1 against the indemnifying party that does not involve a third party claim, the indemnified party shall deliver a written notification of a claim for indemnity under Section 5.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the indemnifying party. The failure by any indemnified party to give the Indemnity Notice shall not impair such party’s rights under Section 5.1 except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure.

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5.4        Limitations on Indemnification. The maximum amount that Company or Purchaser can recover for Losses pursuant to this ARTICLE V for breaches of representations and warranties shall not in the aggregate exceed the aggregate purchase price of the Securities. The maximum amount that Company or Purchaser can recover for Losses pursuant to this ARTICLE V for breaches of covenants shall not in the aggregate exceed the sum of (i) the aggregate purchase price of the Securities plus (ii) an amount equal to twenty percent (20%) per annum of the aggregate purchase price of the Securities, which amount shall compound on each anniversary of the Closing Date and shall be treated under clause (i) of this Section 6.4 as part of the aggregate purchase price of the Securities. Neither Company nor Purchaser shall have any obligation under this ARTICLE V to indemnify any Person for lost profits or for indirect, incidental, punitive, special or exemplary damages. The indemnification provided in this ARTICLE V shall be the sole and exclusive remedy for monetary damages available to Company and Purchaser for matters for which indemnification is provided under this ARTICLE V.

ARTICLE VI.
MISCELLANEOUS

6.1        Termination.  This Agreement may be terminated by either party by written notice to the other party if the Closing has not been consummated on or before March 31, 2016.

6.2        Fees and Expenses. At the Closing, the Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and related hereto. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

6.3        Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or electronic mail address, respectively, set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or electronic mail address, respectively, set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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6.5        Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6        Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

6.8        No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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6.10      Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

6.11      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14      Company Legal Representation. Each party hereto acknowledges that the Company has retained SEC Law Firm (“SEC Law”) to represent it and its Affiliates in connection with this Agreement and the transactions described herein, and that no other party has relied on SEC Law for legal counsel in connection with this Agreement and the transactions described herein.

6.15      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

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6.16      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock or Series B Preferred Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of Common Stock or Series B Preferred Stock, respectively, that occur after the date of this Agreement.

6.17      Public Announcements. The parties agree that all press releases or public announcements regarding this Agreement and the transaction contemplated herein shall be prepared in accordance with all applicable laws and regulations, including without limitation Federal securities laws and the Rules and Regulations of the Commission, and with both parties’ consent, except that the Company may make such filings that the Company is required to make with the Commission without the Purchaser’s consent.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

APOLLO medical HOLDINGS, Inc.		Address for Notice:

By:	/s/ Warren Hosseinion	Fax: (818) 844-3887
	Name: Warren Hosseinion	E-Mail: warrenhoss@apollomed.net
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

SEC Law Firm

11693 San Vicente Boulevard, Suite 357

Los Angeles, California 90049

Attention: Lance Jon Kimmel, Esq.

Fax: (310) 388-1320

E-Mail: lkimmel@seclawfirm.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: Network Medical Management, Inc.

Signature of Authorized Signatory of Purchaser: /s/ Kenneth T. Sim

Name of Authorized Signatory: Kenneth T. Sim

Title of Authorized Signatory: Co-Chairman Board of Directors

Email Address of Authorized Signatory: kenneth.sim@nmm.cc

Facsimile Number of Authorized Signatory: _______________________________________

Address for Notice to Purchaser:

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

Address for Delivery of Securities to Purchaser (if not same as address for notice):

With a copy to (which shall not constitute notice):

Tin Kin Lee Law Offices

1811 Fair Oaks Avenue

South Pasadena, CA 91030

Attention: Tin Kin Lee, Esq.

Fax: (626) 229-9820

E-Mail: tlee@tinkinlee.com

Subscription Amount: $4,999,995

Series B Shares: 555,555

Warrants: 555,555

EIN Number: 95-4472349

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Schedule 1
Accredited Investors

To qualify as an accredited investor, the Purchaser must satisfy the definition of accredited investor under Rule 501(a) of the Securities Act. Generally, to be treated as an accredited investor, the Purchaser must meet one of the following tests:

(1)                        A natural person (not an entity):

(a)          whose individual net worth, or joint net worth with his or her spouse, at the time of his or her purchase exceeds $1,000,000, excluding from the net worth calculation both the fair market value of that person’s primary residence and the amount of any debt secured by such residence up to its fair market value but including in that person’s liabilities the amount of any increase in the last 60 days in the debt secured by such residence (accordingly, both the portion of any debt secured by such primary residence that exceeds its fair market value and the amount of any increase in such debt in the last 60 days must be deducted, without double counting, in calculating the person’s net worth), or

(b)          who had individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(2)                        An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”): (a) if the investment decision is made by a plan fiduciary, as defined in ERISA Section 3(21), which is (i) a bank, (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment adviser, or (b) if the plan has total assets in excess of $5,000,000, or (c) if the plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(3)                        A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company;

(4)                        A trust that may be amended or revoked by its grantors, all of whom are accredited investors;

(5)                        A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(6)                        A broker or dealer registered pursuant to Section 15 of the Exchange Act;

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(7)                        An insurance company as defined in Section 2(a)(13) of the Securities Act;

(8)                        An investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

(9)                        A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(10)                      A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(11)                      An organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”), corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities of the Company being offered, or a plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, in any such case with total assets in excess of $5,000,000 (in case of an organization described in Code Section 501(c)(3), such total assets include endowment, annuity and life income funds and are to be determined according to the Purchaser’s most recent audited financial statements);

(12)                        A director or executive officer of the Company; or

(13)                        An entity in which all the equity owners are accredited investors.

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Exhibit A

Amended and Restated Certificate of Designation

of Apollo Medical Holdings, Inc.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

APOLLO MEDICAL HOLDINGS, INC.

Apollo Medical Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

The name of the corporation is Apollo Medical Holdings, Inc.

The certificate of incorporation of the Corporation authorizes the issuance of Five Million (5,000,000) shares of Preferred Stock, $.001 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

The Corporation previously caused its Certificate of Incorporation to be amended by filing a Certificate of Designation of Series A Convertible Preferred Stock on October 16, 2015, creating a Series A Convertible issue of Preferred Shares on the terms and conditions therein contained.

The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions:

WHEREAS, the Board of Directors of the Corporation has previously adopted resolutions designating and creating a “Series A Convertible” issue of the Corporation’s Preferred Shares, which resolutions have not been amended, modified, rescinded or revoked; and

WHEREAS, the Corporation previously caused its Certificate of Incorporation to be amended by filing a Certificate of Designation of Series A Convertible Preferred Stock on October 16, 2015, designating and creating a Series A Convertible issue of Preferred Shares on the terms and conditions therein contained; and

WHEREAS, the Board of Directors of the Corporation now wishes to amend and restate the terms and conditions of the “Series A Convertible” issue of the Corporation’s Preferred Shares; and

WHEREAS, the Board of Directors of the Corporation further wishes to designate and create a “Series B Convertible” issue of the Corporation’s Preferred Shares;

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RESOLVED, that the terms and conditions of the previously designated and created Series A class of authorized Preferred Stock of the Corporation be and hereby are amended and restated, and a Series B class of authorized Preferred Stock of the Corporation be and hereby is designated and created, and that the respective designations and amounts thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.          Designation and Amount. The shares of the series shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be One Million One Hundred Eleven Thousand One Hundred Eleven (1,111,111).

2.          Dividends. The holders of the shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, on parity with the holders of the shares of Common Stock, and shall share ratably with the holders of the shares of Common Stock in any declaration or payment of any dividend in such amounts as are then payable to a holder of an equal number of shares of the Common Stock into which such shares of Series A Preferred Stock may be converted as of the record date, payable when, as, and if declared by the Board of Directors, and such dividends shall be non-cumulative.

3.          Liquidation, Dissolution or Winding Up.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders, if any, of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock or other Preferred Stock, if any, junior ranking on liquidation (“Junior Stock”), an amount equal to the sum of (i) $9.00 for each outstanding share of Series A Preferred Stock (“Original Series A Issue Price”) and (ii) any declared and unpaid dividends on such share for each share of Series A Preferred Stock then held by them. The Series A Preferred Stock and the Series B Preferred Stock of the Corporation shall participate pro rata and pari passu in distributions in liquidation, dissolution or winding up pursuant to this Section 3. The Original Series A Issue Price shall be subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to the holders, if any, of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any other class of stock ranking on liquidation on a parity with the Series A Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series A Preferred Stock being referred to as “Parity Stock”), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

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(b)          After the payment of all preferential amounts required to be paid to the holders, if any, of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock, any Series A Preferred Stock and any Parity Stock upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata to the Junior Stock.

(c)          Neither the sale, lease nor exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other corporation or the merger, consolidation or combination of any other corporation or entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 3.

(d)          After payment to the holders of Series A Preferred Stock of the full amount of the distribution of assets upon dissolution, liquidation or winding up of the Corporation to which they are entitled pursuant to this Section 3, such holders will not be entitled to any further participation in any distribution of assets by the Corporation.

4.          Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to be nearest whole number (with one-half being rounded upward).

5.          Conversion.

(a)        Conversion Rights. Each share of Series A Preferred Stock will be convertible, (i) at the option of the holder thereof at any time after issuance (a ”Voluntary Conversion”), and (ii) mandatorily at any time not sooner than the earlier to occur of (A) the Redemption Expiration Date (as defined in Section 6(b) below), or (B) the date on which the Corporation receives the written, irrevocable decision of the holder of Series A Preferred Stock not to require a Redemption pursuant to Section 6, if the Corporation receives aggregate gross proceeds of not less than Five Million Dollars ($5,000,000) in one or more transactions for the sale of its equity securities or securities convertible into, or exchangeable for, equity securities (other than any transactions with the holder of the Series A Preferred Stock) (a “Mandatory Conversion”), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price, determined as hereinafter provided, in effect on the date the certificate evidencing such share is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection (c) of this Section 5.

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(b)          Mechanics of Conversion. In the case of a Voluntary Conversion, before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Common Stock are to be issued. In the case of a Mandatory Conversion, the Corporation shall give written notice to the holder of Series A Preferred Stock at the address indicated in the Corporation’s stock ledger, not sooner than the earlier to occur of (i) the Redemption Expiration Date or (ii) the date on which the Corporation receives the written, irrevocable decision of the holder of Series A Preferred Stock not to require a Redemption pursuant to Section 6, of the satisfaction of the conditions for a Mandatory Conversion and promptly after receipt of such notice, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock. In either case, the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid (or, if consistent with the Corporation’s practice of issuing shares of Common Stock, non-certificated shares of Common Stock represented by book-entry on the records of the Corporation or the Corporation’s transfer agent). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)          Adjustments to Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i)          In the event the Corporation should, at any time or from time to time after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

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(ii)         If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(d)          Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection 5(c)(i), then, in each such case for the purpose of this Subsection 5(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(e)          Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f)          Fractional Shares. No fractional shares shall be issued upon conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(g)          Reservation of Stock Issuable Upon Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be deemed sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

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6.             Redemption Rights.

(a)          Right of Redemption. At any time prior to conversion pursuant to Section 5, the holder of Series A Preferred Stock may, on one occasion, in its sole and absolute discretion, cause the Corporation to redeem all, but not less than all, such securities held by such holder (the “Redeemed Securities”), if an Event of Redemption has taken place (a “Redemption”). An “Event of Redemption” shall mean the Corporation’s reporting, in its periodic reports filed with the Securities and Exchange Commission, less than $60 million of net revenues for the four quarters prior to and including the quarter ending on September 30, 2016.

(b)          Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to cause the Corporation to redeem the Redeemed Securities, such holder shall give written notice (the “Redemption Notice” and the date on which the Redemption Notice is given, the “Redemption Notice Date”) to the Corporation at its principal corporate office, of the election to redeem the same, which Redemption Notice shall be irrevocable. The holder of Series A Preferred Stock may give a Redemption Notice any time after an Event of Redemption has occurred until the later to occur of (i) January 31, 2017 or (ii) sixty (60) days after the date on which the Corporation files its periodic report with the Securities and Exchange Commission for the quarter ending on September 30, 2016 (the “Redemption Expiration Date”); no Redemption Notice shall be given or recognized by the Corporation after the Redemption Expiration Date.

(c) Redemption Price. The Corporation shall pay to the holder of the Redeemed Shares the aggregate original price paid by such holder, or its predecessor or antecedent holder for the Series A Preferred Stock, together with interest at a rate of ten percent (10%) per annum commencing on the Redemption Notice Date through and including the day immediately preceding the date on which the Redemption Closing (as defined in Section 6(d)) is held (the “Redemption Price”).

(d) Redemption Closing. The Corporation shall schedule a closing in respect of the Redemption (the “Redemption Closing”), upon not less than ten (10) business days’ written notice to the holder, on a date not later than the one (1) year anniversary of the Redemption Notice Date. At the Redemption Closing, the holder of the Redeemed Shares shall surrender the certificate or certificates therefor, duly endorsed, and the Corporation shall pay the Redemption Price to the holder of the Redeemed Shares, in cash or by wire transfer.

SERIES B CONVERTIBLE PREFERRED STOCK

1.          Designation and Amount. The shares of the series shall be designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series shall be Five Hundred Fifty-Five Thousand Five Hundred Fifty-Five (555,555).

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2.          Dividends. The holders of the shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, on parity with the holders of the shares of Common Stock, and shall share ratably with the holders of the shares of Common Stock in any declaration or payment of any dividend in such amounts as are then payable to a holder of an equal number of shares of the Common Stock into which such shares of Series B Preferred Stock may be converted as of the record date, payable when, as, and if declared by the Board of Directors, and such dividends shall be non-cumulative.

3.          Liquidation, Dissolution or Winding Up.

(a)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders, if any, of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock or other Preferred Stock, if any, junior ranking on liquidation (“Junior Stock”), an amount equal to the sum of (i) $9.00 for each outstanding share of Series B Preferred Stock (“Original Series B Issue Price”) and (ii) any declared and unpaid dividends on such share for each share of Series B Preferred Stock then held by them. The Series A Preferred Stock and the Series B Preferred Stock of the Corporation shall participate pro rata and pari passu in distributions in liquidation, dissolution or winding up pursuant to this Section 3. The Original Series B Issue Price shall be subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to the holders, if any, of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock, and any other class of stock ranking on liquidation on a parity with the Series B Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series B Preferred Stock being referred to as “Parity Stock”), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b)          After the payment of all preferential amounts required to be paid to the holders, if any, of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock, any Series B Preferred Stock and any Parity Stock upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata to the Junior Stock.

(c)          Neither the sale, lease nor exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger, consolidation or combination of the Corporation into or with any other corporation or the merger, consolidation or combination of any other corporation or entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 3.

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(d)          After payment to the holders of Series B Preferred Stock of the full amount of the distribution of assets upon dissolution, liquidation or winding up of the Corporation to which they are entitled pursuant to this Section 3, such holders will not be entitled to any further participation in any distribution of assets by the Corporation.

4.          Voting Rights. The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to be nearest whole number (with one-half being rounded upward).

5.          Conversion.

(a)          Conversion Rights. Each share of Series B Preferred Stock will be convertible, (i) at the option of the holder thereof at any time after issuance (a ”Voluntary Conversion”), and (ii) mandatorily at any time prior to and including March 31, 2017, if the Corporation receives aggregate gross proceeds of not less than Five Million Dollars ($5,000,000) in one or more transactions for the sale of its equity securities or securities convertible into, or exchangeable for, equity securities (other than any transactions with the holder of the Series B Preferred Stock) (a “Mandatory Conversion”), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price, determined as hereinafter provided, in effect on the date the certificate evidencing such share is surrendered for conversion. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in subsection (c) of this Section 5.

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(b)          Mechanics of Conversion. In the case of a Voluntary Conversion, before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Common Stock are to be issued. In the case of a Mandatory Conversion, the Corporation shall give written notice to the holder of Series B Preferred Stock at the address indicated in the Corporation’s stock ledger, of the satisfaction of the conditions for a Mandatory Conversion and promptly after receipt of such notice, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. In either case, the Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid (or, if consistent with the Corporation’s practice of issuing shares of Common Stock, non-certificated shares of Common Stock represented by book-entry on the records of the Corporation or the Corporation’s transfer agent). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)          Adjustments to Conversion Price. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)          In the event the Corporation should, at any time or from time to time after the date upon which any shares of Series B Preferred Stock were first issued (the “Purchase Date”), fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(ii)         If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(d)          Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection 5(c)(i), then, in each such case for the purpose of this Subsection 5(d), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

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(e)          Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f)          Fractional Shares. No fractional shares shall be issued upon conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(g)          Reservation of Stock Issuable Upon Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be deemed sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock.

RESOLVED FURTHER, that the statements contained in the foregoing resolutions amending and restating the terms and conditions of the previously designated and created Series A Convertible issue of Preferred Shares and designating and creating the Series B Convertible issue of Preferred Shares and fixing the respective number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Secretary, this 28th day of March, 2016. The signature below shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the act and deed of the Corporation and that the facts stated herein are true.

Warren Hosseinion
Secretary

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Exhibit B

Form of Warrant

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THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE SECURITIES ACT OR IS OTHERWISE EXEMPT FROM SUCH REGISTRATION.

APOLLO MEDICAL HOLDINGS, INC.

Common Stock Purchase Warrant

Warrant Number: 555,555	Issue Date: March 30, 2016

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Network Medical Management, Inc., a California corporation, its successors and permitted assigns (together, “Holder”) is entitled, at any time prior to 5:00 p.m., Pacific time, on March 30, 2021 (the “Expiration Date”), to purchase from Apollo Medical Holdings, Inc., a Delaware corporation (“Company”), up to the number of fully paid and non-assessable shares (the “Shares”) of Common Stock, par value $0.001 per share, of Company (the “Common Stock”) specified above (the “Warrant Number”) at an exercise price of $10.00 per Share (the “Warrant Exercise Price”) or to convert this Warrant into Shares, in each case subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant has been issued pursuant to that certain Securities Purchase Agreement dated as of March 30, 2016, between Company and Holder (as it may be amended from time to time in accordance with its terms, the “Securities Purchase Agreement”). Capitalized terms used herein and not defined shall have the meanings given thereto in the Securities Purchase Agreement.

EXERCISE.

Method of Exercise. Holder may exercise this Warrant in whole or in part to purchase the Shares for cash by (a) delivering to Company, in accordance with Section 5.2, a duly executed copy of a Notice of Exercise in substantially the form attached as Appendix 1 not less than sixty one (61) days prior to the date of exercise (unless the Company otherwise agrees to a shorter notice period), and (b) causing this Warrant to be delivered to Company, in accordance with Section 5.2, as soon as reasonably practicable on or following the date on which the Notice of Exercise is delivered to Company (but no later than within sixty one (61) days following the date on which the Notice of Exercise is delivered to Company). Unless Holder is exercising the conversion right provided for in Section 1.2, Holder shall, within three (3) Trading Days following the date of exercise as aforesaid, also deliver to Company a certified or bank cashier’s check, wire transfer of immediately available funds (to an account designated by Company), or other form of payment acceptable to Company, in the amount of the aggregate Warrant Exercise Price for the Shares being purchased.

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Conversion Right. In lieu of exercising this Warrant to purchase Shares for cash in accordance with Section 1.1, Holder may, at its option, from time to time convert this Warrant, in whole or in part and without any obligation to pay the Warrant Exercise Price, into that number of Shares determined by dividing (x) the aggregate Fair Market Value of the Shares in respect of which this Warrant is being converted minus the aggregate Warrant Exercise Price of such Shares by (y) the Fair Market Value of one (1) Share. The Fair Market Value of one (1) Share shall be determined pursuant to Section 1.3. Holder may exercise such conversion right under this Warrant in whole or in part by (a) delivering to Company, in accordance with Section 5.2, a duly executed copy of a Notice of Exercise in substantially the form attached as Appendix 1 not less than sixty one (61) days prior to the date of conversion (unless the Company otherwise agrees to a shorter notice period), and (b) causing this Warrant to be delivered to Company, in accordance with Section 5.2, as soon as reasonably practicable on or following the date on which Notice of Exercise is delivered to Company (but no later than within two (2) Trading Days following the date on which the Notice of Exercise is delivered to Company). Any reference in this Warrant to the “exercise” of this Warrant or events to occur upon or in connection with the exercise of this Warrant, including without limitation, all provisions of Section 2, will apply equally and with the same equitable effect to any conversion of this Warrant even if reference is not specifically made to conversion of this Warrant.

Fair Market Value. For purposes of this Warrant, “Fair Market Value” shall mean, with respect to one (1) Share, the price determined by the first of the following clauses that applies: (a) the average of the daily volume weighted average trading price of the Common Stock on the Principal Trading Market for the five (5) Trading Days immediately prior to the date on which the Notice of Exercise for exercising the conversion right under this Warrant is delivered to Company, or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Board of Directors in good faith.

Delivery of Certificate and New Warrant. Within three (3) Trading Days after Holder exercises under Section 1.1 or converts under Section 1.2 this Warrant and, if applicable, Company receives payment of the aggregate Warrant Exercise Price, Company shall deliver to Holder certificates (or, if consistent with Company’s practice for issuing shares of Common Stock, non-certificated Shares represented by book-entry on the records of Company or Company’s transfer agent (the “Book-Entry Shares”)) for the Shares so acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired. The Shares shall be deemed to have been issued, and Holder or any other Person designated by Holder to be named therein shall be deemed to have become a holder of record of such Shares for all purposes as of the date this Warrant shall have been exercised or converted. If Company fails to deliver a certificate or certificates (or, if applicable, Book-Entry Shares) for the Shares as provided herein, in addition to any other remedy available to Holder hereunder, at law or in equity, Holder shall have the right to rescind the exercise or conversion of this Warrant. The Holder acknowledges and understands that any stock certificates issued hereunder and any Warrant issued in replacement of this Warrant upon its exercise, in whole or in part, or for any other reason, shall be subject to the provisions of Section 4A of this Warrant and shall have the legends placed thereon as appear on the first page of this Warrant.

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Fractional Shares. No fractional Share shall be issuable upon exercise or conversion of this Warrant, and the number of Shares to be issues shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this Warrant, Company shall eliminate such fractional share interest by paying Holder cash in the amount computed by multiplying the fractional share interest by the Fair Market Value (as determined pursuant to Section 1.3) of a full Share.

ANTI-DILUTION PROVISIONS; ADJUSTMENT IN WARRANT NUMBER AND WARRANT EXERCISE PRICE. The Warrant Exercise Price and Warrant Number shall be subject to adjustment from time to time as provided in this Section 2.

Dividends, Subdivisions and Combinations. If Company, at any time and from time to time, (i) takes a record of the holders of its Common Stock for the purpose of entitling them to receive, or otherwise declares or distributes, a dividend payable in, or other distribution of, additional shares of Common Stock or Common Stock Equivalents, (ii) splits or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock or Common Stock Equivalents, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or Common Stock Equivalents, then, in each such case, (a) the Warrant Number shall be adjusted to equal the product of (x) the Warrant Number in effect immediately prior to the adjustment multiplied by (y) a fraction, the numerator of which is equal to the number of shares of Common Stock outstanding immediately after such adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately prior to the adjustment, and (b) the Warrant Exercise Price shall be adjusted pursuant to Section 2.2 .

Adjustment of Warrant Exercise Price. Upon any adjustment of the Warrant Number as provided in Sections 2.1, the Warrant Exercise Price shall be adjusted to be equal to the product of (i) the Warrant Exercise Price in effect immediately prior to such adjustment multiplied by (ii) the quotient of the Warrant Number in effect immediately prior to such adjustment divided by the Warrant Number in effect immediately after such adjustment.

Determination of Adjustments. Upon any event that shall require an adjustment pursuant to this Section 2, Company shall promptly calculate such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth, in reasonable detail, such adjustment, the method of calculation thereof and the facts upon which such adjustment is based.

CERTAIN AGREEMENTS. Company hereby covenants and agrees as follows:

Shares to be Fully Paid. All Shares shall, upon issuance in accordance with the terms of this Warrant, be duly and validly issued, fully paid and non-assessable.

Reservation of Shares. Until the Expiration Date, Company at all times shall have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant in full.

Successors and Assigns. This Warrant shall be binding upon any entity succeeding to Company by merger, consolidation, or acquisition of all or substantially all Company’s assets or all or substantially all of Company’s outstanding capital stock or otherwise.

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TRANSFER AND REPLACEMENT OF WARRANT.

Restriction on Transfer. Subject to this Section 4.1, this Warrant and the rights granted to Holder are transferable and assignable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in substantially the form attached as Appendix 2, at the office or agency of Company referred to in Section 4.4. Nothing in this Warrant shall prohibit Holder from assigning, delegating or transferring this Warrant and Holder’s rights and obligations under this Warrant to an Affiliate of Holder. Otherwise, Holder may not assign, delegate or otherwise transfer (whether by operation of law, by contract or otherwise) its rights and obligations under this Warrant, or any portion hereof or thereof, to any Person whose principal business is providing integrated healthcare services or who otherwise is a competitor of Company as determined reasonably and in good faith by the Board of Directors. Until due presentment for registration of transfer on the books of Company, Company may treat the registered holder hereof as the owner of this Warrant and Holder for all purposes, and Company shall not be affected by any notice to the contrary. Notwithstanding anything herein contained to the contrary, none of the Warrants may be transferred separately from the Shares of Series B Preferred Stock to which they relate (1-for-1).

Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, Company, at its expense, shall execute and deliver to Holder, in lieu thereof, a new Warrant of like tenor.

Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement, this Warrant shall be promptly canceled by Company. Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of a new Warrant issued to Holder or transferees, as applicable.

Register. Company shall maintain, at its principal executive offices (or such other office or agency of Company as it may designated by notice to Holder), a register for this Warrant, in which Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

MISCELLANEOUS.

Term. This Warrant is exercisable or convertible in whole or in part at any time and from time to time before or on the Expiration Date on no less than sixty-one (61) days’ prior written notice to the Company (unless the Company otherwise agrees to a shorter notice period).

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Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below. If any time period for giving notice or taking action hereunder expires on a day that is not a Trading Day, the time period shall automatically be extended to the Trading Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

if to Company:

Apollo Medical Holdings, Inc.

700 N. Brand Blvd., Suite 220

Glendale, California 91203

Attention: Chief Executive Officer

Telephone: (818) 396-8050

Fax: (818) 844-3888

if to Holder:

Network Medical Management, Inc.

1668 S. Garfield Ave, 2nd Floor

Alhambra, California 91801

Attention: Chief Executive Officer

Telephone: (626) 282-0288

Fax: __________________

Company or Holder may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

Waivers. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to Holder whether at law, in equity, or otherwise. No delay, forbearance, or neglect by Holder, whether in one or more instances, in the exercise of any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Warrant shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Warrant, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by Holder. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

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Counterparts. This Warrant may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Warrant. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Holder agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against Holder, the Company or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

Amendment. This Warrant may be amended, modified, or supplemented only pursuant to a written instrument making specific reference to this Warrant and signed by Company and Holder.

Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

Descriptive Headings; No Strict Construction. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a substantive part of this Warrant. The parties to this Warrant have participated jointly in the negotiation and drafting of this Warrant. If an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant. The parties agree that prior drafts of this Warrant shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Warrant.

[signature page follows]

18

IN WITNESS WHEREOF, the parties have duly executed and delivered this Common Stock Purchase Warrant by their duly authorized representatives as of the date first above written.

COMPANY:

APOLLO MEDICAL HOLDINGS, INC.

By:
Name:	Warren Hosseinion
Title:	Chief Executive Officer

HOLDER:
NETWORK MEDICAL MANAGEMENT, INC.

By:
Name:	Kenneth T. Sim
Title:	Co-Chairman of Board of Directors

Signature Page to Common Stock Purchase Warrant

APPENDIX 1

FORM OF NOTICE OF EXERCISE

TO: APOLLO MEDICAL HOLDINGS, INC.

The undersigned hereby elects to purchase ________ Shares of the Common Stock of Apollo Medical Holdings, Inc. pursuant to the terms of the attached Common Stock Purchase Warrant (the “Warrant”) issued to the undersigned (or the undersigned’s predecessor or assignor), and shall tender payment of the exercise price in full in accordance with the terms of the Warrant.

Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.2 of the Warrant, to exercise the Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.2 of the Warrant.

Please issue a certificate or certificates (or, if applicable, Book-Entry Shares) representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered by physical delivery of a certificate (or, if applicable, Book-Entry Shares) to:

[SIGNATURE OF HOLDER]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Date of exercise under Section 1.1 of the Warrant or date of exercise of conversion right under Section 1.2 of the Warrant is the date this Notice is deemed effectively given under Section 5.2 of this Warrant.

APPENDIX 2

ASSIGNMENT FORM

(To Assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED,

(check first box OR fill in number of Shares in second box)

[___] all of the Warrant

OR

[__________] shares of the foregoing Warrant

and all rights evidenced thereby are hereby assigned to:

_________________________________________ whose address is _____________________ _____________________________________________________________________________.

Dated: ____________________, _________

Holder’s Signature:

Holder’s Address: